EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
     The following unaudited pro forma condensed combined financial data presents the pro forma combined financial position and results of operations of BFC, with Levitt as its wholly-owned subsidiary, based upon the historical financial statements of each of BFC and Levitt, after giving effect to the merger with Levitt and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the merger with Levitt on BFC. The unaudited pro forma condensed combined financial data is based upon the historical financial statements and has been developed from (i) BFC’s consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and (ii) the consolidated financial statements of Levitt contained in its Annual Report on Form 10-K for the year ended December 31, 2006. The unaudited pro forma condensed combined financial data is prepared using the purchase method of accounting, with BFC treated as the acquiror and as if the merger with Levitt had been consummated on December 31, 2006, for purposes of preparing the unaudited condensed combined balance sheet as of December 31, 2006, and on January 1, 2006, for purposes of preparing the unaudited condensed combined statements of operations for the year ended December 31, 2006.
     The following unaudited pro forma condensed combined financial data is provided for illustrative purposes only and does not purport to represent what BFC’s actual consolidated results of operations or BFC’s actual consolidated financial position would have been had the merger with Levitt occurred on the dates assumed, nor is the data necessarily indicative of BFC’s future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial data should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of each of BFC and Levitt.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2006

(In thousands, except for share data)

	BFC	Pro forma
	Consolidated	Adjustments (a)		Pro forma

ASSETS
Cash and due from depository institutions	$195,401	$-		$195,401
Federal funds sold and other short-term investments	5,722	-		5,722
Securities available for sale (at fair value)	653,659	-		653,659
Investment securities	227,208	-		227,208
Tax certificates net of allowance of $3,699	195,391	-		195,391
Federal Home Loan Bank stock, at cost which approximates fair value	80,217	-		80,217
Discontinued operations assets held for sale	190,763	-		190,763
Loans receivable, net of allowance for loan losses of $44,173	4,594,192	-		4,594,192
Residential loans held for sale	9,313	-		9,313
Accrued interest receivable	47,676	-		47,676
Real estate held for development and sale	847,492	(78,816	) (b)	768,676
Real estate owned	21,747			21,747
Investments in unconsolidated affiliates	124,521	(4,139	) (c)	120,382
Properties and equipment, net	298,513	(9,257	) (d)	289,256
Goodwill	70,490	-		70,490
Core deposit intangible asset	6,834	-		6,834
Deferred income tax asset	-	47,701	(e)(f)	47,701
Other assets	36,627	(7,734	) (g)	28,893

Total assets	$7,605,766	$(52,245)		$7,553,521

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Interest bearing deposits	$2,871,116	$-		$2,871,116
Non-interest bearing deposits	995,920	-		995,920

Total deposits	3,867,036	-		3,867,036
Customer deposits on real estate held for sale	42,696	-		42,696
Advances from FHLB	1,517,058	-		1,517,058
Securities sold under agreements to repurchase	96,385	-		96,385
Federal funds purchased and other short term borrowings	32,026	-		32,026
Subordinated debentures, notes and bonds payable and junior subordinated debentures	908,942	455	(h)	909,397
Deferred tax liabilities, net	10,646	(10,646	) (e)(f)	0
Discontinued operations liabilities held for sale	95,246			95,246
Other liabilities	159,823	836	(i)	160,659

Total liabilities	6,729,858	(9,355)		6,720,503

Noncontrolling interest	698,323	(286,230)		412,093

Shareholders’ equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares; 5% Cumulative Convertible Preferred Stock issued and outstanding 15,000 shares	-	-		-
Class A Common Stock of $.01 par value, authorized 70,000,000 shares; issued and outstanding 28,755,882, issued and outstanding, pro forma 66,289,835	266	375		641
Class B Common Stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 7,090,652	69	-		69
Additional paid-in capital	93,910	242,965		336,875
Retained earnings	81,889	-		81,889

Total shareholders’ equity before accumulated other comprehensive income	176,134	243,340	(j)	419,474
Accumulated other comprehensive income	1,451	-		1,451

Total shareholders’ equity	177,585	243,340		420,925

Total liabilities and shareholders’ equity	$7,605,766	$(52,245)		$7,553,521

(a)	Levitt purchase amounts represent BFC’s 83.4% acquisition of Levitt’s net assets acquired at fair value as compared to book value, adjusted by negative goodwill. Negative goodwill was allocated to various non-financial assets on a pro-rata basis to reduce value of assets. The assumed purchase price of Levitt was based on the closing price of BFC’s Class A Common Stock on January 30, 2007.

(b)	Represents a decrease of $99.7 million associated with the allocation of negative goodwill, partially offset by an increase of approximately $20.9 million to its estimated fair value.

(c)	Represents a decrease of $14.0 million associated with the allocation of negative goodwill, partially offset by an increase of $9.9 million resulting from Bluegreen market value at January 30, 2007.

(d)	Represents the allocation of negative goodwill.

(e)	Includes BFC’s parent company recovery of Levitt’s deferred tax liability at December 31, 2006 of approximately $19.3 million which was allocated in the purchase price.

(f)	Reclassifed to deferred income tax asset.

(g)	Represents write-off of debt financing cost and allocation of negative goodwill of $2.4 million.

(h)	Represents a fair value adjustment based on current borrowing rates for similar types of borrowing arrangements.

(i)	Represents estimated accruals.

(j)	Represents BFC’s cost based upon the closing price of BFC’s Class A Common Stock on January 30, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

(In thousands, except for share and per share data)

	As	Pro forma
	Presented	Adjustments	Pro forma

Revenues
BFC Activities
Interest and dividend income	$2,249	$-	$2,249
Other income, net	1,433	-	1,433

	3,682	-	3,682

Financial Services
Interest and dividend income	367,177	-	367,177
Service charges on deposits	90,472	-	90,472
Other service charges and fees	27,542	-	27,542
Other income	22,555	-	22,555

	507,746	-	507,746

Homebuilding & Real Estate Development
Sales of real estate	566,086	-	566,086
Interest and dividend income	2,474	-	2,474
Other income	14,592	-	14,592

	583,152	-	583,152

Total revenues	1,094,580	-	1,094,580

Costs and Expenses
BFC Activities
Interest expense	30	-	30
Employee compensation and benefits	9,407	-	9,407
Other expenses	2,933	-	2,933

	12,370	-	12,370

Financial Services
Interest expense, net of interest capitalized	166,578	-	166,578
Provision for loan losses	8,574	-	8,574
Employee compensation and benefits	150,804	-	150,804
Occupancy and equipment	57,308	-	57,308
Advertising and promotion	35,067	-	35,067
Amortization of intangible assets	1,561	-	1,561
Cost associated with debt redemption	1,457	-	1,457
Other expenses	52,962	-	52,962

	474,311	-	474,311

Homebuilding & Real Estate Development
Cost of sales of real estate	482,961	-	482,961
Selling, general and administrative expenses	120,017	-	120,017
Other expenses	3,677	-	3,677

	606,655	-	606,655

Total costs and expenses	1,093,336	-	1,093,336

Equity earnings from unconsolidated affiliates	10,935	-	10,935

Income before income taxes and noncontrolling interest	12,179	-	12,179
Benefit for income taxes	(528)		(528)
Noncontrolling interest	13,404	7,643 (a)	21,047

Loss from continuing operations	(697)	(7,643)	(8,340)
Loss from discontinued operations less noncontrolling interest and income tax benefit of $8,958	(1,524)	0	(1,524)

Net loss	(2,221)	(7,643)	(9,864)
5% Preferred Stock dividends	750		750

Net loss allocable to common stock	$(2,971)	$(7,643)	$(10,614)

Diluted weighted average number of common shares outstanding	33,249	37,534 (b)	70,783
Diluted loss per share	$(0.10)		$(0.15)

(a)	Eliminate non-controlling interest for the year ended December 31, 2006.

(b)	Represents shares of BFC Class A Common Stock that will be issued to Levitt’s shareholders if the proposed merger with Levitt is consummated.

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